Exhibit 23.1

Crowe Horwath LLP Independent Member Crowe Horwath International

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (Nos. 333-126980 and 333-116685) on Form S-8 of Trinity Capital Corporation and Subsidiaries of our report dated October 31, 2016, relating to the consolidated financial statements appearing in this Annual Report on Form 10-K.

/s/ Crowe Horwath LLP

Sacramento, California
October 31, 2016